Exhibit 10(e)(22)

AMENDMENT NO. 1

TO THE

XEROX CORPORATION

2004 PERFORMANCE INCENTIVE PLAN

DECEMBER 2007 AMENDMENT AND RESTATEMENT

WITNESSETH:

WHEREAS, Xerox Corporation (the “Company”) has adopted the Xerox Corporation 2004 Performance Incentive Plan, December 2007 Amendment and Restatement (the “Plan”),

WHEREAS, the Chief Executive Officer of Xerox Corporation, or her delegate, may amend the Plan as she in her sole discretion deemed necessary or appropriate to comply with Section 409A of the Internal Revenue Code and guidance thereunder, and

WHEREAS, the Company desires to amend the Plan,

NOW, THEREFORE, the Plan is amended as follows:

1. Section 22(c)(ii) (relating to distributions following a section 409A-conforming Change in Control) is amended to read in its entirety as follows

“(ii) Following a Section 409A-Conforming Change in Control, awards (to the extent Nonforfeitable) shall be paid on the Vesting Date specified in the award summary or, if earlier, upon a termination of employment that occurs within two years of such 409A-Conforming Change in Control (or, in the case of a Key Employee, the date that is 6 months after such termination).”

2. Section 24(c)(i) (relating to the Uniform Payment Rule for 409A compliance) shall be amended to read in its entirety as follows:

“(i) All awards shall be paid on the date that is the earlier of (1) or (2) below, where

(1) is a termination of employment no later than two years after the occurrence of a Section 409A-Conforming Change in Control (or, in the case of a Key Employee, the date that is 6 months after such termination); and

(2) is the Vesting Date specified in the award summary.”

This Amendment is effective as of this restatement of the Plan. In all other respects, the Plan shall remain unchanged.

IN WITNESS WHEREOF, the Company has caused this Amendment to be signed as of this 17th day of December, 2008.

XEROX CORPORATION

By	/s/ PATRICIA M. NAZEMETZ
Vice President